Colorado Secretary of State

Date and Time: 12/06/2013 06: 17 AM

Document must be filed electronically.

ID Number: 20131380036

Paper documents are not accepted.

Fees & forms are subject to change.

Document number: 20131702134

For more information or to print copies

Amount Paid: $25.00  of filed documents,

visit www.sos.state.co.us.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301 , et seq. and §7-110-106 of the Colorado Revised Statutes (CR.S.)

ID number:

20131380036

I. Entity name:

Stream Flow Media, Inc.

(I/changing the name o./lhe corporation, indicate name be/ore the name change)

2. New Entity name: (if applicable)

4

Other amendments, if any, are attached.

5

If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6

If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyyy)

or

If the corporation's period of duration as amended is perpetual, mark this box: [X]

7. (Optional) Delayed effective date:  (mmidd/yyyy)

Notice: Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties ofperjury, that the document is the individual's act and deed, or that the individual in good faith believes the docwnent is the act and deed of the person on whose behalf the individual is causing the docwnent to be delivered for filing,

taken in confonnity with the requirements of part 3 of article 90 of title 7, CR.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part,

the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

Page 1 of2 Rev. 12101 /2012

8. Name(s) and addressees) of the individual(s) causing the document to be delivered for filing: Galanis Gregory

-------c-(L-a-st-)----(First)

(Middle) (Suffix)

16019 Raptor Ct.

(Street name and number or Post Office Information)

Charlotte NC 28278

(City) (State) (Postal/Zip Code)

United States

(Province –if applicable) (Country -i{not US)

(The document need not state the true name and address q{more than one individual. However. l/YOU wish to state the name and address q/any additional individuals causing the

document to be delivered for filing mark this box [ ]   and include an attachment stating the name and address q/such individuals.)

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date,

compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Page 2 of2 Rev. 12/01 /2012

December 5, 2013

Colorado Department of State

Business Organizations

1700 Broadway

Denver, CO 80290

RE:  Stream Flow Media, Inc. (ID#: 20131380036) Authorize Additional Shares

Dear Sir or Madam,

I, Gregory Galanis, as the sole Director of the above named corporation, authorize an amendment to the

Fourth Article of Stream Flow Media, Inc.’s Articles of Incorporation, filed on June 27, 2013, under document number 20131380036, to increase the number of authorized shares of the above named corporation’s common stock from one hundred million (100,000,000) to five hundred million

(500,000,000) shares.

Kind Regards,

/s/ Gregory Galanis

Gregory Galanis

Stream Flow Media, Inc.

President & CEO

State of

North Carolina

Meklenburg  County

I, Jasmine B. Thomas     , a Notary Public for said County and State, do hereby certify that

    Gregory Galanis

personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the    5

 day of    December

, 2013.

Notary Public

My commission expires

March 22

, 20   17

(Official Seal)

16019 Raptor Court, Charlotte, NC  28278   Phone:  (704) 840‐5619  E‐Mail:  info@streamflowmedia.com

CERTIFICATE OF RESOLUTION

OF SPECIAL MEETING

OF THE BOARD OF DIRECTORS

OF

STREAM FLOW MEDIA, INC.

COMMON STOCK, $0.001 PAR VALUE

A  special  meeting  of  the  Board  of  Directors  of  the  above  referenced  Corporation  was  held  on  December

4, 2013 at 5:00pm Eastern Time (ET) at the Corporation’s headquarters.   The undersigned, being duly authorized,

hereby  certifies  that  the  following  resolutions  were  duly  adopted  by  the  Board  of  Directors  of  the  Corporation  by

unanimous consent on December 4, 2013:

Upon motion duly made and unanimously carried, it was:

RESOLVED, that the Corporation shall hereby Amend its Articles of Incorporation to increase the

Corporation’s   authorized   shares   of   Common   Stock,   $0.001   par   value,   from   the   current   one-

hundred million (100,000,000) to five-hundred million (500,000,000) shares; and it was further

RESOLVED,  that  the  officers  of  the  Corporation  shall  be,  and  they  hereby  are,  authorized,

empowered  and  directed  to  take  any  and  all  steps,  and  to  execute  and  deliver  any  and  all instruments in connection with carrying the foregoing resolutions into effect.

WITNESS my signature as of this 4th day of December, 2013.

/s/ Gregory Galanis

Gregory Galanis

Secretary and Sole Director

CERTIFICATE OF RESOLUTION

OF

SPECIAL MEETING OF THE SHAREHOLDERS

OF

STREAM FLOW MEDIA, INC.

A special meeting of the shareholders of the above referenced Corporation was held on December 4, 2013

at  5:30pm  Eastern  Time  (ET)  at  the  Corporation’s  headquarters.   The  undersigned,  being  duly  authorized,  hereby

certifies  that  the  following resolutions  were  duly  adopted  by the  Shareholders  of  the  Corporation  by  a  majority  of the shareholders of record on December 4, 2013:

Upon motion duly made and with a majority vote in favor, it was:

RESOLVED, that the Corporation is hereby authorized to amend the Fourth Articles of its Articles of  Incorporation  to  increase  the  number  of  authorized  shares  of  the  Corporation’s  Common  Stock,

$0.001  par  value,  from  one-hundred  million  (100,000,000)  to  five-hundred  million  (500,000,000)

shares.

Of the 99,960,000 voting shares issued and outstanding as of the record date of this voting matter, 60,000,000, or

60.02%, voted in favor of this Shareholder Resolution.

WITNESS my signature as of this 4th day of December, 2013.

/s/ Gregory Galanis

Gregory Galanis

Secretary, Sole Director, and Majority Shareholder

/s/ Jasmine B. Thomas

Notary Public

[Seal]